Exhibit 10.19
FOURTH AMENDMENT TO THE NORTEK, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN B
     WHEREAS, Nortek, Inc. (the “Company”) adopted the Nortek, Inc. Supplemental Executive Retirement Plan B (the “Plan”) effective January 1, 1998; and
     WHEREAS, the Plan provides that the Board may, from time to time, amend said Plan provided that such amendment does not reduce the accrued benefit of any participant.
     NOW, THEREFORE, the Plan is hereby further amended and revised effective as of January 1, 2005 to comply with the requirements of the final regulations under Section 409A of the Internal Revenue Code of 1986, as follows:
1.	Section 5.2 is hereby amended to read:
     “5.2 Early Commencement of Benefits. A vested Participant who ceases to be an Employee before Normal Retirement Age because of retirement may thereafter elect to have the portion of the retirement benefit under the Plan that was earned and vested before January 1, 2005 commence any time after the attainment of age 55 (but not later than the Participant’s Normal Retirement Date). The Employee’s benefit under the Plan that was earned or vested on or after January 1, 2005 will commence within ninety (90) days following his termination of employment. If the Participant’s retirement benefit or any part of the retirement benefit commences before his Normal Retirement Date, the retirement benefit or the portion payable before Normal Retirement Age will be reduced using the factors set forth in Schedule B. The reduction factors shall be applied to the net benefit that would be payable at Normal Retirement Date after the offset provided for in 5.1(a)(i) above, and then the reduced benefit shall be further reduced for the offset provided for in 5.1(a)(ii).”
2.	Section 5.6 is hereby added to read:
     “5.6 For the purposes of this Section 5, any reference to “retirement” or “termination of employment” shall mean the Employee’s “severance from service” as defined for purposes of Section 409A of the Code.”

     IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed as of the 31st day of December, 2008.

NORTEK, INC.
By:	/s/ Edward J. Cooney

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